Exhibit 99.1
Chuck Ungurean, President & CEO November 17, 2011 2011 RBC Capital Markets' MLP Conference

2 Forward-Looking Statements, Risk Factors and Non-GAAP Financial Measures Some of the information in this presentation may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including "will," "may," "believe," "expect," "anticipate," "estimate," "continue," or other similar words. These statements discuss future expectations, contain projections of financial condition or of results of operations, or state other "forward-looking" information. These forward-looking statements involve risks and uncertainties. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our annual report on Form 10-K for the year ended December 31, 2010 filed with the U.S. Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance or an assurance that our current assumptions or projections are valid. Actual results may differ materially from those projected. You are strongly encouraged to closely consider the additional disclosures contained in our annual report, including the risk factors beginning on page 25 thereof. You may access a copy of our annual report at www.OxfordResources.com. From time to time in our presentations, we present adjusted EBITDA, a non-GAAP financial measure that we use as an important supplemental measure of our performance. We believe adjusted EBITDA provides useful information to management and external users of our financial statements such as investors and lenders to assess (i) our financial performance without regard to financing methods, capital structure or income taxes; (ii) our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our unitholders and our general partner; (iii) our compliance with certain credit facility financial covenants; and (iv) our ability to fund capital expenditure projects from operating cash flow. Adjusted EBITDA for a period represents net income (loss) attributable to our unitholders for that period before interest, taxes, DD&A, gain on purchase of business, contract termination and amendment expenses, net, amortization of below-market coal sales contracts, non-cash equity-based compensation expense, non-cash gain or loss on asset disposals and the non-cash change in future asset retirement obligations ("ARO"). The non-cash change in future ARO is the portion of our non-cash change in our future ARO that is included in reclamation expense in our financial statements, and that portion represents the change over the applicable period in the value of our ARO. Although adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, our management believes that it is useful in evaluating our financial performance and our compliance with certain credit facility financial covenants. Because not all companies calculate adjusted EBITDA identically, our calculation may not be comparable to the similarly titled measure of other companies.

Oxford Resource Partners – Company Overview

- Successful operating history since 1985
- Among lowest cost producers in region
- Diverse asset base with 8 mining complexes comprised of 22 individual mines
- 93.5 million tons of reserves located in NAPP (E. OH) and ILB (W. KY)
- Leading producer of surface mined coal in OH
- Annual production of ~8.0 – 8.3 mt of thermal coal
- Strategically located in close proximity to customers in 6-state region

Northern App (NAPP)
- 7 complexes
- 18 mines
- 6+ mt annual production


IL
IN
OH
PA
WV
KY

Illinois Basin (ILB)
- 1 complex
- 4 mines
- 2+ mt annual production

Oxford Resource Partners
3
Reliability Matters

4 Oxford is a Top 20 Domestic Coal Producer Source: Boyd and MSHA. #14 - U.S. Surface #18 - Total U.S. #14 - U.S. Surface Mining Only #11 - Total East of Mississippi River #5 - East of Mississippi River Surface Only

CAPP NAPP ILB 2010 185 131 105 2015 Forecast 167 139 125 5 Our Region is Expected to Offset CAPP Declines Central Appalachia ("CAPP") steam coal supply declines due to: Regulatory / permitting environment Increased operating costs Reserve depletion Increasingly complex geology Increased exports Steam-to-met switching Regional Production Forecasts CAPP Coal Shipments to Power Plants Source: EIA and J.T. Boyd. (Tons in millions) Down 10% Up 6% Up 19%

2011E 2012E 2013E 2014E Committed 0.98 0.99 0.88 0.76 Long-Standing Customer Relationships Long-standing relationships with top electric utility customers - AEP largest customer Sales contracts with terms ranging from one to four years Mainly serve base-load scrubbed power plants High Quality Customer Base Highly Committed Sales Portfolio1 (Tons in millions) 1. As of 9/30/2011. 6 Committed Tons as % of 2011 Estimate Sales

Well-Positioned in Current Regulatory Environment Permitting Obtained 7 permits covering approximately 5 million tons year-to-date Cross-State Air Pollution Rule (CSAPR) Not expected to significantly impact contracted sales commitments due to long-standing relationships with customers with base-load scrubbed power plants These base-load scrubbed power plants may actually secure additional electricity market share in this stricter regulatory environment 7

Oxford Resource Partners, LP NYSE: OXF Investor Contact: Brian Meilton, 614.643.0314, IR@OxfordResources.com Visit our web site: www.OxfordResources.com